United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
_______________________________
Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934,

 May 29, 2007
0-25053

 Date of Report (Date of earliest event reported)
Commission File Number

THEGLOBE.COM, INC.
(Exact name of registrant as specified in its charter)

 Delaware
14-1782422

 (State or other jurisdiction of incorporation or organization)
(I.R.S. Employer Identification Number)

 110 East Broward Boulevard, Suite 1400

 Fort Lauderdale, Florida 33301

 (Address of Principal Executive Offices) (Zip Code)

 (954) 769-5900

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report includes forward-looking statements related to theglobe.com, inc. that involve risks and uncertainties, including statements relating to our ability to raise additional capital and, to the extent demand is made therefore, to repay the promissory notes described below, and the planned amendment of our authorized common stock at our next annual meeting. These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. For further information about these and other factors that could affect theglobe.com’s future results and business plans, including theglobe’s ability to continue operations as a going concern, please see the Company’s filings with the Securities and Exchange Commission, including in particular our Annual Report of Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. Copies of these filings are available online at http://www.sec.gov. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially and adversely from management expectations.

Items 1.01 and 3.02. Entry into a Material Definitive Agreement; Unregistered Sales of Equity Securities.

Convertible Note Financing

On May 29, 2007, Dancing Bear Investments, Inc. (the “Noteholder”) entered into a Note Purchase Agreement with the Company pursuant to which it acquired a convertible promissory note (the “Convertible Note”) in the aggregate principal amount of $250,000, together with an option to acquire an additional $2,750,000 of Convertible Notes on or before November 25, 2007 (the “Option”). The Noteholder is controlled by our Chairman, Michael Egan. The Convertible Notes are convertible at anytime prior to payment into shares of the Company’s common stock at the rate of $.01 per share. Assuming the Option is fully exercised and all Convertible Notes are thereafter converted at the initial conversion rate, and without regard to potential anti-dilutive adjustments resulting from stock splits and the like, approximately 300,000,000 shares of common stock could be issued. To the extent that the Company does not have a number of authorized shares of common stock (after taking into account outstanding options, warrants and other convertible securities of the Company) sufficient to permit conversion of the Convertible Notes in full, then the Convertible Notes shall, until additional shares have been authorized, be convertible only to the extent of available shares. At the present time, if the Option was fully exercised, approximately $803,800 of the resulting $3,000,000 aggregate amount of Convertible Notes (equal to approximately 80,380,000 shares) could not be converted into shares until the Company’s authorized capital stock is increased. The Company anticipates that it will seek to amend its Certificate of Incorporation so as to increase its authorized shares of common stock at its next annual meeting of shareholders. The Convertible Notes are due 5 days after demand from the holder, and are secured by a pledge of all of the assets of the Company and its subsidiaries, subordinate to existing liens on such assets. The Convertible Notes bear interest at the rate of ten (10%) percent per annum.

The Convertible Note was not registered under applicable securities laws and was sold in reliance on an exemption from such registration. The Noteholder is an “accredited investor” and the Company believes that the issuance and sale of the Convertible Note qualified for an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

The Noteholder is entitled to certain demand and piggy-back registration rights in connection with its investment. The conversion price of the Convertible Notes is subject to adjustment upon the occurrence of certain events, including with respect to stock splits or combinations.

The Company intends to use the proceeds from the sale of the Convertible Notes for general working capital. The proceeds from the $250,000 Convertible Note are intended to provide the Company with temporary liquidity to conduct its business while it seeks to raise additional capital or the Noteholder elects to acquire additional Convertible Notes pursuant to the Option.

After giving affect to the issuance of the Convertible Note and the Option, our Chairman, Michael Egan, is now the beneficial owner (which under applicable rules assumes the exercise of the Option and conversion of the Convertible Notes and all other outstanding options, warrants and convertible instruments held by Mr. Egan and his affiliates which are exercisable or convertible within 60 days) of approximately 78% of our common stock. For purposes of the foregoing calculation, the approximately 80,380,000 shares of common stock which could not be issued until we amend our authorized capital stock have not been included, as such amendment is not anticipated within the next 60 days.

Absent additional financing, in the event demand is made for repayment of the Convertible Notes, the Company will not have the resources to repay the Convertible Notes. Similarly, we would not have the resources to pay the $3.4 million of outstanding demand convertible notes which were issued in 2005. Inasmuch as substantially all of the assets of the Company and its subsidiaries secure the Convertible Notes and the 2005 convertible notes, in connection with any resulting proceeding to collect the indebtedness relating to the Convertible Notes, the Noteholders (subject to the prior rights of the 2005 convertible noteholders) could seize and sell the assets of the Company and its subsidiaries. Any or all of the foregoing would have a material adverse effect on the Company and its operations.

Item 9.01 Financial Statements and Exhibits

(a)(b) None

(c)	Exhibits

4.1	$250,000 Convertible Promissory Note (1)

4.2	Security Agreement dated May 29, 2007 by and theglobe.com, inc. and Dancing Bear Investments, Inc. (1)

4.3	Unconditional Guaranty Agreement dated May 29, 2007 (1)

10.1	Note Purchase Agreement dated May 29, 2007 between theglobe.com, inc. and Dancing Bear Investments, Inc. (1)

1. Incorporated by reference from our Form SC 13D/A-3 filed on May 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

theglobe.com, inc.

By:	/s/ Edward Cespedes
Edward Cespedes, President

Dated: May 31, 2007

EXHIBIT INDEX

Exhibit
No.      Document Description

4.1	$250,000 Convertible Promissory Note (1)

4.2	Security Agreement dated May 29, 2007 by and theglobe.com, inc. and Dancing Bear Investments, Inc. (1)

4.3	Unconditional Guaranty Agreement dated May 29, 2007 (1)

10.1	Note Purchase Agreement dated May 29, 2007 between theglobe.com, inc. and Dancing Bear Investments, Inc. (1)

1. Incorporated by reference from our Form SC 13D/A-3 filed on May 30, 2007.